EXHIBIT 23

CONSENT OF WIPFLI LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-62241 of Badger Meter, Inc., of our report dated June 15, 2018 relating to the financial statements and supplemental schedule of the Badger Meter Employee Savings and Stock Ownership Plan which appears in this Form 11-K.

/s/ Wipfli LLP

Milwaukee, Wisconsin
June 15, 2018